Exhibit 23.2

Consent of Independent Petroleum Engineers

CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS
13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, related prospectus, and any related prospectus supplement of Triangle Petroleum Corporation (the “Registration Statement”) of our report dated March 5, 2015, attached as Exhibit 99.1 to the Annual Report on Form 10-K for the fiscal year ended January 31, 2015 of Triangle Petroleum Corporation and to the references to our report on Triangle Petroleum Corporation’s estimated proved oil and natural gas reserves as of January 31, 2015.  We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts”.

Very truly yours,

W. Todd Brooker, P.E.
Senior Vice President
Cawley, Gillespie & Associates
Texas Registered Engineering Firm F-693

October 9, 2015
Austin, TX